Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES FIRST QUARTER 2008 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 2Q08 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, April 23, 2008 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $91,000 for the first quarter ended March 31, 2008, a decline of $1.6 million or 94.7% from net income of $1.7 million for the first quarter of 2007. Diluted earnings per share for the 2008 first quarter were $.01, as compared to diluted earnings per share of $.15 for the same quarter a year ago.

Net revenues for the first quarter ended March 31, 2008 totaled $66.2 million, an increase of approximately $5.6 million or 9.3% over the $60.6 million for the same quarter in 2007.

	(Unaudited)
($ in thousands, except per share amounts)	First Quarter Ended
	March 31,
Results of Operations	2008	2007
Revenues:
Staffing services	$35,819	$28,015
Professional employer service fees	30,375	32,573
Total revenues	66,194	60,588
Cost of revenues:
Direct payroll costs	26,383	21,142
Payroll taxes and benefits	24,445	23,911
Workers’ compensation	6,804	5,844
Total cost of revenues	57,632	50,897
Gross margin	8,562	9,691
Selling, general and administrative expenses	8,669	7,388
Depreciation and amortization	376	349
Income from operations	(483)	1,954
Other income, net	626	785
Income before taxes	143	2,739
Provision for income taxes	52	1,011
Net income	$91	$1,728
Basic earnings per share	$.01	$.15
Weighted average basic shares outstanding	11,087	11,255
Diluted earnings per share	$.01	$.15
Weighted average diluted shares outstanding	11,423	11,681

Barrett Business Services, Inc.

News Release – First Quarter 2008

April 23, 2008

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)
	First Quarter
(in thousands)	March 31,
	2008	2007
Revenues:
Staffing services	$35,819	$28,015
Professional employer services	223,761	229,513
Total revenues	259,580	257,528
Cost of revenues:
Direct payroll costs	217,853	216,628
Payroll taxes and benefits	24,445	23,911
Workers’ compensation	8,720	7,298
Total cost of revenues	251,018	247,837
Gross margin	$8,562	$9,691

Gross revenues of $259.6 million for the first quarter ended March 31, 2008 rose 0.8% over the similar period in 2007.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2008 and 2007:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$35,819	$28,015	$—	$—	$35,819	$28,015
Professional
employer services	223,761	229,513	(193,386)	(196,940)	30,375	32,573
Total revenues	$259,580	$257,528	$(193,386)	$(196,940)	$66,194	$60,588
Cost of revenues	$251,018	$247,837	$(193,386)	$(196,940)	$57,632	$50,897

Barrett Business Services, Inc.

News Release – First Quarter 2008

April 23, 2008

            The following summarizes the unaudited consolidated balance sheets at March 31, 2008 and December 31, 2007.

	March 31,	December 31,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$54,906	$62,779
Marketable securities	1,458	1,717
Trade accounts receivable, net	41,204	36,673
Prepaid expenses and other	3,816	2,336
Deferred income taxes	3,249	3,138
Workers’ compensation receivables for insured claims	225	225
Total current assets	104,858	106,868
Marketable securities	419	417
Goodwill, net	45,435	41,508
Property, equipment and software, net	15,934	16,136
Restricted marketable securities and workers’ compensation deposits	3,198	2,750
Other assets	1,547	1,649
Workers’ compensation receivables for insured claims	3,570	3,896
	$174,961	$173,224

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$929	$1,516
Accrued payroll, payroll taxes and related benefits	38,716	33,553
Other accrued liabilities	647	1,064
Workers’ compensation claims liabilities	6,463	6,031
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	5,637	5,911
Total current liabilities	52,617	48,300
Customer deposits	724	752
Long-term workers’ compensation claims liabilities	4,013	4,021
Long-term workers’ compensation liabilities for insured claims	2,417	2,464
Deferred income taxes	3,269	3,268
Deferred gain on sale and leaseback	640	671
Stockholders’ equity	111,281	113,748
	$174,961	$173,224

Barrett Business Services, Inc.

News Release – First Quarter 2008

April 23, 2008

Outlook for Second Quarter 2008

The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2008. The Company expects gross revenues for the second quarter of 2008 to range from $262 million to $267 million, as compared to $267.7 million for the second quarter of 2007, and anticipates diluted earnings per share for the second quarter of 2008 to range from $.24 to $.28 per share, as compared to $.42 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2008 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On April 24 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss first quarter 2008 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 44463566. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, April 24, 2008 at 12:00 p.m. PT and ending on Thursday, May 1, 2008. To listen to the recording, dial (800) 642-1687 and enter conference identification code 44463566.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2008, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2007 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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